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                                                                   EXHIBIT 23.6

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 19, 1997, with respect to the financial statements of Duplicating Specialties, Inc. included in the Registration Statement (Form S-1; File Number 333-48103) and related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

/S/ MOSS ADAMS LLP
Vancouver, Washington
June 8, 1998